AMENDMENT NO. 2

TO THE SUBADVISORY AGREEMENT

This Amendment No. 2 (the “Amendment”), made and entered into as of December 15, 2022, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and William Blair Investment Management, LLC, a Delaware limited liability company (“Subadviser”), dated March 19, 2019, as amended March 22, 2021 (the “Agreement”).

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Notices. Section 12 to the Agreement shall be, and hereby is, amended by deleting the addresses for Subadviser and Investment Manager and replacing them with the following:

In the case of Subadviser:

Dan Zelazny

Head of Financial Institutions & National Accounts

150 Riverside Plaza

Chicago, IL 60606

Ph. (312) 801-7752

Email: dzelazny@williamblair.com

with a copy to:

Deputy General Counsel - IM

150 Riverside Plaza

Chicago, IL 60606

In the case of Investment Manager:

David Weiss

Global Head of Multi-Manager Solutions

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel: (617) 385-9606

Email: David.Weiss@columbiathreadneedle.com

with a copy to:

Document Number: 365268

Ryan C. Larrenaga

Vice President and Chief Counsel

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel: (617) 385-9536

Email: RYAN.C.LARRENAGA@columbiathreadneedle.com

2.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

3.

Miscellaneous. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. This Amendment may be executed in counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same agreement. As modified herein, the Agreement is confirmed and remains in full force and effect.

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Document Number: 365268

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		William Blair Investment Management, LLC

By:	/s/ David Weiss	By:	/s/ Doug Kryscio
	Signature		Signature

Name:	David Weiss	Name:	Doug Kryscio
	Printed		Printed

Title:	Assistant Secretary	Title:	Partner

Document Number: 365268

AMENDMENT NO. 2

TO THE SUBADVISORY AGREEMENT

SCHEDULE A

[SCHEDULE LISTING FUND AND FEE RATE OMITTED]

Document Number: 365268